Exhibit 99.1

Forrester Releases Events Schedule For The Remainder Of 2020

Company will offer all events as paid live virtual experiences through the end of 2020

CAMBRIDGE, Mass., June 23, 2020 — Forrester (NASDAQ: FORR) today announced an update to its events lineup scheduled for the third and fourth quarters of 2020. The company announced that all events scheduled in the second half of 2020 will be held as live virtual experiences.

Forrester recently delivered its flagship CX Sydney, SiriusDecisions Summit, and CX North America events as live virtual experiences. Forrester transformed these events into fully paid, live virtual experiences, unlike many organizations that canceled their events or offered them for free due to the COVID-19 pandemic. Attendance for Forester’s virtual events either matched or exceeded the number of attendees at last year’s respective physical events. Additionally, Forrester was able to offer sessions on demand, leading to higher attendee engagement. The company also facilitated more networking opportunities with sponsors and Forrester analysts and was able to host and provide more content to attendees — affirming the power of the virtual model to connect with customers and prospects in this new pandemic environment.

The following events will be held as live virtual experiences:

•	Summit Asia Pacific (September 1-2)

•	Security & Risk (Global) (September 22-23)

•	Summit EMEA (October 6-7)

•	Data Strategy & Insights (North America) (October 14-15)

•	Technology & Innovation (Global) (November 4-5)

•	CX Europe (November 18-19)

Please refer to the Forrester website for the latest on event dates and content.

“Forrester successfully converted its second-quarter 2020 events to virtual,” said Lisa Riley, vice president of global events at Forrester. “While this resulted in reduced revenue and operating income, hosting these live virtual experiences allowed Forrester to nurture, maintain, and, in some cases, grow client and sponsor relationships.”

The potential negative impact to full-year 2020 revenue and operating income of changing to all virtual events in the second half of 2020 was factored into the guidance the company provided in its May 7, 2020 earnings release.

About Forrester

Forrester (NASDAQ: FORR) is one of the most influential research and advisory firms in the world. We work with business and technology leaders to drive customer-obsessed vision, strategy, and execution that accelerate growth. Forrester’s unique insights are grounded in annual surveys of more than 690,000 consumers and business leaders worldwide, rigorous and objective methodologies, and the shared wisdom of our most innovative clients. Through proprietary research, data and analytics, custom consulting, exclusive peer groups, certifications, and events, we are revolutionizing how businesses grow in the age of the customer; learn more at forrester.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the estimated revenue and operating income impact of holding certain events as virtual conferences. These statements are based on Forrester’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, the number of attendees and sponsors at the virtual events and Forrester’s ability to recoup certain costs for those events; the impact of health epidemics, including COVID-19, on Forrester’s business; Forrester’s ability to retain and enrich memberships for its research products and services; technology spending; Forrester’s ability to respond to business and economic conditions and market trends; the risks and challenges inherent in international business activities; competition and industry consolidation; the ability to attract and retain professional staff; Forrester’s dependence on key personnel; Forrester’s ability to successfully integrate businesses that it acquires; the impact of Forrester’s outstanding debt obligations; the possibility of network disruptions and security breaches; and possible variations in Forrester’s quarterly operating results. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester’s reports and filings with the Securities and Exchange Commission.

Contact:

Michael Doyle

Chief Financial Officer

Forrester Research, Inc.

+1 617-613-6000

mdoyle@forrester.com

Shweta Agarwal

Public Relations

Forrester Research, Inc.

+1 617-613-6805

sagarwal@forrester.com